EXHIBIT 23.1
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                        CONSENT OF INDEPENDENT ACCOUTANTS


We have issued our report dated June 15, 2001, accompanying the consolidated financial statements of Earth Search Sciences, Inc. and its subsidiaries, contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".




GRANT THORNTON LLP
Seattle, Washington
July 25, 2001